HEIN + ASSOCIATES LLP
                   Certified Public Accountants & Consultants
                           12770 Coit Road, Suite 1150
                                Dallas, TX 75251
                              Phone: (972) 458-2296
                               FAX: (972) 788-4943





                                                          August 28, 200


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Empiric Energy, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of August, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,



Hein + Associates LLP





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